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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-80657, 33-90464, 333-15043, 333-15107, 333-64185, 33-85004,
33-997756, 33-99046, 33-97754, 333-30427, and 333-64187) of PSS World Medical,
Inc., of our report dated June 30, 1998, except for Note 22, as to which the date is July 9, 1999, included in PSS World Medical, Inc.'s Annual Report on Form 10-K/A for the year ended April 2, 1999, with respect to the consolidated financial statements of Gulf South Medical Supply, Inc. as of December 31, 1997 and for each of the two years then ended (not presented separately therein).


ERNST & YOUNG LLP




Jackson, Mississippi
July 16, 1999